EXHIBIT 9(b)

                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                          NEW YORK, NEW YORK 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599

                                                                October 29, 1999

Merrill Lynch Developing Capital Markets Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey

Ladies and Gentlemen:

We consent to the filing of our opinion dated July 21, 1989, originally filed on July 21, 1989, as an Exhibit to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File Nos. 33-28248 and 811-5723), and to the use of our name in the prospectus and statement of additional information constituting parts of Post-Effective Amendment No. 14 to such Registration Statement.

                                                  Very truly yours,

                                                  /s/ Brown & Wood LLP
                                                  --------------------
                                                      Brown & Wood LLP